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RESTRAC, INC.                                                      EXHIBIT 10.20
SENIOR MANAGEMENT INCENTIVE PLAN                                     10-K FILING

INCENTIVE COMPENSATION:

Incentive compensation is earned by senior managers in two ways: through individual performance, and through overall Company performance. Senior managers will have the ability to earn up to 25% of their base salary in incentive compensation. Up to 10% can be earned from achievement of quarterly individual performance goals, and an additional bonus of up to 15% can be earned based on the Company's achievement of its annual financial goals.